UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Webster Financial Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy statement, if other than the Registrant)

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The following letter was distributed to shareholders of Webster Financial Corporation on November 25, 2009.

**** YOUR VOTE IS VERY IMPORTANT ****

Dear Webster Financial Corporation shareholder:

        Our records indicate that your vote has not yet been received for the Special Meeting of Webster shareholders to be held on Thursday December 10, 2009. Please take a moment right now to ensure that your shares are represented and voted at this important meeting.

        We previously mailed to you a proxy statement for the Special Meeting to vote on proposals needed to fully effectuate Warburg Pincus’ recent strategic investment in us.

        Our Board unanimously recommends that you vote “FOR” these very important proposals. Your vote is needed to help ensure that investment can be completed in its intended form and that Webster can maximize the beneficial impact to its capital resulting from the investment. As described in the proxy statement, failure to approve these proposals would result in significant additional cash outlays for Webster and substantial dilution to our shareholders.

        In many cases our shareholders will have the ability to vote over the internet or telephone and we urge you to do so now for your convenience and to save the company further expense. Instructions on how to vote over the phone or internet are enclosed if your broker allows for electronic voting.

        Your shares cannot be represented at the Special Meeting unless you either sign and return the enclosed voting form or vote by telephone or over the internet. If you sign and return the enclosed voting form without indicating a choice of “for”, “against” or “abstain”, your shares will be voted as recommended by the Board of Directors. To ensure your shares are counted at the Special Meeting we urge you to vote today.

        This letter does not contain all information that may be important to you, and we encourage you to refer to the proxy statement.

        If you have questions, need a copy of the proxy statement or need help voting your shares, please call our proxy solicitors, Morrow & Co., LLC. at 800-607-0088.

Sincerely,
/s/ James C. Smith
James C. Smith
Chairman and Chief Executive Officer